UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2014
Date of Report (Date of earliest event reported)

BAYING ECOLOGICAL HOLDING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51974	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22837 Pacific Coast Highway Suite 632 Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

(310) 887-6391
Registrant’s telephone number, including area code

Toro Ventures Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01  Changes in Registrant's Certifying Accountant

On February 12, 2014, Toro Ventures Inc., now known as Baying Ecological Holdings Group Inc., a Nevada corporation (the "Company") received a comment letter from the Securities and Exchange Commission regarding its filing of Form 10-K for fiscal year ended June 30, 2013 (the "SEC Comment Letter"). The SEC Comment Letter noted that the Company previously filed eighteen periodic reports on June 18, 2013 covering our fiscal years 2009 through 2013 (collectively, the "SEC Reports"). The SEC Reports were filed by prior management and reflected that the Company believed it was an "inactive entity" as defined in Rule 3-11 of Regulation S-X and therefore did not need to provide audited or reviewed financial statements with its filings. The Company had not engaged an independent accountant to audit or review its financials.

Therefore, the new Board of Directors of the Company has engaged Terry L. Johnson, CPA ("Johnson") as its principal independent registered public accounting firm effective March 24, 2014. The decision to appoint Johnson as the Company's principal independent registered public accounting firm has been approved by the Company’s board of directors.

In connection with the Company’s appointment of Johnson as the Company's principal registered accounting firm at this time, the Company has not consulted Johnson on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements. Johnson's offices are located at 406 Greyford Lane, Casselberry, Florida 32717.

The Company intends to re-file the SEC Reports with audited and/or reviewed financial statements, respectively. The Board of Directors believes that the SEC Reports shall be completed and filed by approximately May 20, 2014.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYING ECOLOGICAL HOLDING GROUP INC.

Date: April 24, 2014	By:	/s/ Jiao Zhouping
	Name:	Jiao Zhouping
	Title:	Chief Executive Officer